EXHIBIT 10.10
Imation Corp. 2005 Stock Incentive Plan
Stock Option Agreement
     This STOCK OPTION AGREEMENT (the “Agreement”) effective as of «GrantDt» is between Imation Corp., a Delaware corporation (the “Company”), and «Name», an employee of the Company or one of its Affiliates (the “Participant”), pursuant to and subject to the terms and conditions of the Imation Corp. 2005 Stock Incentive Plan (the “Plan”).
     The Company desires to provide the Participant with an opportunity to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as provided in this Agreement in order to carry out the purpose of the Plan. The purpose of this Agreement is to evidence the terms and conditions of a Non-Qualified Stock Option granted to the Participant under the Plan.
     Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:
     Section 1. Grant of Non-qualified Stock Option. Effective «GrantDt» (the “Effective Date”), the Company granted to the Participant the right and option to purchase all or any part of an aggregate of «Shares» («NbrShares») shares of Common Stock on the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan (the “Option”). The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
     Section 2. Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be «Price» per share.
     Section 3. Term of the Option. The term of the Option (the “Option Period”) shall be for a period of ten (10) years from the Effective Date, terminating at the close of business on the tenth anniversary of the Effective Date (the “Expiration Date”) or such shorter period as provided in Section 6 hereof.
     Section 4. Vesting of the Option. Subject to Section 6 hereof, the Option may be exercised at any time or from time to time during the Option Period, as to any part or all of the shares covered thereby in accordance with the following vesting schedule:
          (a) twenty five percent (25%) of the Option may be exercised at any time on or after the first anniversary of the Effective Date;
          (b) fifty percent (50%) of the Option may be exercised at any time on or after the second anniversary of the Effective Date;
          (c) seventy five percent (75%) of the Option may be exercised at any time on or after the third anniversary of the Effective Date; and

          (d) one hundred percent (100%) of the Option may be exercised at any time on or after the fourth anniversary of the Effective Date.
     Section 5. Transferability. The Option may not be assigned, transferred (other than by will or the laws of descent and distribution), pledged, hypothecated (whether by operation of law or otherwise) or otherwise conveyed or encumbered, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Plan or this Agreement, or the levy of any execution, attachment or similar process upon the Option, shall be void and unenforceable against the Company and shall constitute an immediate cancellation of the Option.
     Section 6. Effect of Termination of Employment.
          (a) In the event the Participant shall cease to be employed by the Company and all subsidiaries of the Company for any reason other than (i) Termination for Cause, (ii) Retirement, (iii) death or Disability or (iv) termination by the Company or a subsidiary of the Participant’s employment with the Company and its subsidiaries within two (2) years following a Change of Control, the Participant may exercise the Option to the extent of (but only to the extent of) the number of vested shares the Participant was entitled to purchase under the Option on the date of such termination of employment, and the exercise of the Option to that limited extent may be effected at any time within thirty (30) days after the date of such termination of employment but not thereafter; provided, however, that the Option may not be exercised after the Expiration Date.
          (b) In the event the Participant shall cease to be employed by the Company and its subsidiaries upon Termination for Cause, the Option shall be terminated as of the date of such termination.
          (c) Except as otherwise provided in Sections 6(b), 6(d) and 6(e), in the event the Participant shall cease to be employed by the Company and all subsidiaries of the Company because of Retirement, the Option, to the extent not previously exercised or forfeited, shall be exercisable to the extent of (but only to the extent of) the number of vested shares the Participant was entitled to purchase under the Option on the date of the Participant’s Retirement, and the exercise of the Option to that limited extent may be effected at any time within three (3) years after the date of the Participant’s Retirement but not thereafter; provided, however, that the Option may not be exercised after the Expiration Date. If a Participant who has thus retired dies within three (3) years after the date of the Participant’s Retirement and prior to the Expiration Date, the exercise of the Option to the limited extent provided for in the first sentence of this Section 6(c) may be effected by the Participant’s estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution at any time within two (2) years after the date of the Participant’s death, but not after the Expiration Date.
          (d) In the event the Participant dies or is deemed to suffer a Disability while employed by the Company or a subsidiary, the Option, to the extent not previously exercised or forfeited, shall be exercisable to the extent of (but only to the extent of) the number of vested shares the Participant was entitled to purchase under the Option on the date of the Participant’s death or Disability. In the event of Participant’s death, the exercise of the Option to the limited extent provided for in the first sentence of this Section 6(d) may be effected by the Participant’s estate or by any Person or Persons to whom the Option has been transferred by will or the applicable laws of descent and distribution at any time within two (2) years after the date of the Participant’s death, but not after the Expiration Date. In the event of the Participant’s Disability, the exercise of the Option to the limited extent provided for in the first sentence of this Section 6(d) may be effected by the Participant at any time within two (2) years after the date of the Participant’s Disability, but not after the Expiration Date.
          (e) In the event the Company or a subsidiary terminates the Participant’s employment with the Company and all subsidiaries of the Company for any reason other than death, Disability or Termination for Cause within two (2) years following a Change of Control, the Option shall become immediately exercisable in full on the date of such termination of employment, and the exercise of the Option may be effected at any time within six (6) months after the date of the Participant’s termination of employment, but not after the Expiration Date. In the event that the provisions of this Section 6(e) result in “payments” that are finally and conclusively determined by a court or Internal Revenue Service proceeding to be subject to the excise tax imposed by Section 4999 of the Code, and the Participant has not received any additional cash payment from the Company relating thereto under the provisions of Section 6 of the Severance Agreement between the Company and the Participant (the “Severance Agreement”), the Company shall pay to the Participant an additional amount such that the net amount retained by the Participant following realization of all compensation under the Plan that resulted in such “payments,” after allowing for the amount of such excise tax and any additional federal, state and local income and employment taxes paid on the additional amount, shall be equal to the net amount that would otherwise have been retained by the Participant if there were no excise tax imposed by Section 4999 of the Code. If the Participant receives any additional cash payment from the Company under Section 6 of the Severance Agreement, the foregoing sentence shall be of no force or effect and the provisions of the Severance Agreement shall be deemed to supersede the foregoing sentence in its entirety.
     Section 7. Anti-Dilution and Fundamental Change Adjustments.
          (a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event affects the shares of Common Stock covered by the Option such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of the shares covered by the Option and the exercise price of the Option.

          (b) In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:
     (i) with respect to a Fundamental Change that involves a merger or consolidation, make appropriate provision for the protection of the Option by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the “parent corporation” (as defined in Section 424(e) of the Code, or any successor provision) of the Company or such surviving corporation, in lieu of the Option and shares of Common Stock of the Company, or
     (ii) with respect to any Fundamental Change, including, without limitation, a merger or consolidation, declare, prior to the occurrence of the Fundamental Change, and provide written notice to the holder of the Option of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to the holder of the Option, within 20 days after the Fundamental Change, of cash (or, if the Committee so elects in lieu of solely cash, of such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the holder of the Option would have received as a result of the Fundamental Change if the holder of the Option had exercised the Option immediately prior to the Fundamental Change) equal to, for each share of Common Stock covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section 7(b)) per share of Common Stock exceeds the exercise price per share of Common Stock covered by the Option. At the time of the declaration provided for in the immediately preceding sentence, the Option shall immediately become exercisable in full and the holder of the Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the shares of Common Stock covered thereby in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 7(b), the Option, to the extent that it shall not have been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, the holder of the Option shall not be entitled to the payment provided for in this Section 7(b) if such Option shall have expired or been forfeited. For purposes of this Section 7(b) only, “Fair Market Value” per share of Common Stock means the fair market value, as determined in good faith by the Committee, of the consideration to be received per share of Common Stock by the shareholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Agreement.
     Section 8. Manner of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice to the Stock Plan Administrator pursuant to procedures prescribed by the Company from time to time. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the Participant or such other Person entitled to exercise the Option. Such notice shall be accompanied by payment of the full purchase price of such shares and applicable federal, state, local and foreign withholding taxes, if any. The Participant shall deliver to the Company consideration with a value equal to such purchase price and applicable withholding taxes, if any, payable in whole or in part as follows: (a) cash, check, bank draft, money order or wire transfer payable to the order of the Company, (b) shares of Common Stock owned by the Participant at the time of exercise and/or (c) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. The value of any share of Common Stock delivered in payment of all or part of the purchase price or applicable withholding taxes upon the exercise of the Option shall be the closing sale price of a share of Common Stock on the New York Stock Exchange as reported on the consolidated transaction reporting system on the date the Option shall be exercised or, if such Exchange is not open for trading on such date, on the most recent preceding date on which such Exchange is open for trading. In the event that the Option shall be exercised pursuant to Section 6(c) or 6(d) hereof by any Person or Persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such Person or Persons to exercise the Option. If the Participant fails to pay the full purchase price of such shares or applicable withholding taxes, then the Option, and right to purchase such shares, may be forfeited by the Participant, in the sole discretion of the Committee. The Option may be exercised in whole or in part to the extent the Option is exercisable in accordance with the terms of this Agreement, but only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued upon exercise of the Option, but the Company will pay, in lieu thereof, the Fair Market Value of such fractional share.
     Section 9. Issuance of Shares. Upon exercise of all or any portion of the Option, the Company will cause to be issued to the Participant the shares of Common Stock purchased. Notwithstanding anything to the contrary in this Agreement, the Company’s obligation to issue shares of Common Stock shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange. The Participant shall not have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to this Option unless and until such shares are issued to the Participant upon due exercise of the Option.
     Section 10. Taxes. The Participant acknowledges that the Participant will consult with the Participant’s personal tax adviser regarding the income tax consequences of exercising the Option or any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant.

     Section 11. Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan, and the following terms shall have the following meanings when used in this Agreement:
          (a) “Change of Control” means any one of the following events:
     (i) the consummation of a transaction or series of related transactions in which a person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a subsidiary of the Company, or any employee benefit plan of the Company or a subsidiary of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Company’s then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities (other than in connection with a Business Combination in which clauses (1), (2) and (3) of paragraph (a)(iii) apply); or
     (ii) individuals who, as of the Effective Date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than a nomination of an individual whose initial assumption of office is in connection with a solicitation with respect to the election or removal of directors of the Company in opposition to the solicitation by the Board of Directors of the Company) shall be deemed to be a member of the Incumbent Board; or
     (iii) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company, a sale or other disposition in a transaction or series of related transactions of all or substantially all of the Company’s assets or the issuance by the Company of its stock in connection with the acquisition of assets or stock of another entity (each, a “Business Combination”) in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding Common Stock and the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries) in substantially the same proportions as their ownership of the Company’s Common Stock and voting securities immediately prior to such Business Combination, (2) no person, entity or group (other than a direct or indirect parent entity of the Company that, after giving effect to the Business Combination, beneficially owns 100% of the outstanding voting securities (or comparable equity interests) of the entity resulting from the Business Combination) beneficially owns, directly or indirectly, 35% or more of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities (or comparable equity interests) of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or
     (iv) approval by the stockholders of the dissolution of the Company.
          (b) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation.
          (c) “Disability” shall be as defined under the Imation Corp. Long Term Disability Income Protection Plan.
          (d) “Retirement” means retirement as defined under the Imation Corp. Cash Balance Pension Plan.
          (e) “Stock Plan Administrator” means the Committee or any Director, officer or agent of the Company designated by the Committee from time to time.
          (f) “Termination for Cause” means termination of Participant’s employment with the Company or an Affiliate for the following acts: (i) the Participant’s gross incompetence or substantial failure to perform his or her duties, (ii) misconduct by the Participant that causes or is likely to cause harm to the Company or that causes or is likely to cause harm to the Company’s reputation, as determined by the Company’s Board of Directors in its sole and absolute discretion (such misconduct may include, without limitation, insobriety at the workplace during working hours or the use of illegal drugs), (iii) failure to follow directions of the Company’s Board of Directors that are consistent with the Participant’s duties, (iv) the Participant’s conviction of, or entry of a pleading of guilty or nolo contendre to, any crime involving moral turpitude, or the entry of an order duly issued by any federal or state regulatory agency having jurisdiction in the matter permanently prohibiting the Participant from participating in the conduct of the affairs of the Company or (v) any breach of this Agreement that is not remedied within thirty (30) days after receipt of written notice from the Company specifying such breach in reasonable detail.

     Section 12. Governing Law. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.
     Section 13. Plan Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By accepting this Option, the Participant confirms that the Participant has received a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan.
     Section 14. No Right to Continue Service or Employment. Nothing herein shall be construed as giving the Participant the right to continue in the employ or to provide services to the Company or any Affiliate, whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Company or any Affiliate to discharge the Participant, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Company or any Affiliate may discharge the Participant free from any liability or claim under this Agreement, unless otherwise expressly provide herein.
     Section 15. Entire Agreement. Except as specifically provided herein with regard to the Severance Agreement, (i) this Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter; (ii) all prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement; and (iii) each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
     Section 16. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Plan, this Agreement and the Option may be amended, altered, suspended, discontinued or terminated to the extent permitted by the Plan.
     Section 17. Shares Subject to Agreement. The shares covered by the Option shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 7, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such shares. The Company shall at all times during the Option Period reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
     Section 18. Severability. In the event that any provision that is contained in the Plan or this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or this Agreement for any reason and under any law as deemed applicable by the Committee, the invalid, illegal or unenforceable provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the Plan or this Agreement shall remain in full force and effect.
     Section 19. Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
     Section 20. Participant’s Acknowledgments. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board of Directors of the Company, as appropriate, upon any questions arising under the Plan or this Agreement. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company, including the Board of Directors of the Company or the Committee, shall be final, binding and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules and regulations.
     Section 21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. This Agreement shall have no force or effect unless it is duly executed and delivered by the Company.
     The Company has caused this Agreement to be signed and delivered as of the date set forth above.

IMATION CORP.

By:

Name:

Title:

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